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                                                                  Exhibit 4.2

                                     BY-LAWS

                                       OF

                             OGLEBAY NORTON COMPANY
                    (formerly OGLEBAY NORTON HOLDING COMPANY)
                             A DELAWARE CORPORATION







                               As of March 5, 1999





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                                TABLE OF CONTENTS
                                -----------------

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                                     OFFICES

 1.       Offices.........................................................................................        1

                                      SEAL

 2.       Seal............................................................................................        1

                             STOCKHOLDERS' MEETINGS

 3.       Place of meetings...............................................................................        1
 4.       Annual meeting..................................................................................        1
 5.       Quorum..........................................................................................        2
 6.       Voting..........................................................................................        2
 7.       Notice of annual meeting........................................................................        2
 8.       Stockholders' list..............................................................................        2
 9.       Special meetings................................................................................        3
10.       Business transacted at special meetings.........................................................        3
11.       Notice of special meetings......................................................................        3

                                    DIRECTORS

12.       Number; election; qualifications; term of office................................................        3
13.       Powers and authorities..........................................................................        3

                                    VACANCIES

14.       Vacancies.......................................................................................        3

                              MEETINGS OF THE BOARD

15.       Regular meetings................................................................................        4
16.       Special meetings................................................................................        4
17.       Quorum..........................................................................................        4

                            ACTION WITHOUT A MEETING

18.       Action by directors without a meeting...........................................................        4

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                                   COMMITTEES

19.       Executive Committee.............................................................................        4
20.       Other committees................................................................................        5

                 COMPENSATION OF DIRECTORS AND COMMITTEE MEMBERS

21.       Compensation of directors.......................................................................        5
22.       Compensation of committee members...............................................................        5

                                    OFFICERS

23.       Election and designation of officers; compensation; term of office;
          vacancies.......................................................................................        5

                              CHAIRMAN OF THE BOARD

24.       Chairman of the Board...........................................................................        6

                           VICE CHAIRMAN OF THE BOARD

24a.      Vice Chairman of the Board......................................................................        6

                                    PRESIDENT

25.       President.......................................................................................        6

                            EXECUTIVE VICE PRESIDENTS

26.       Executive Vice Presidents.......................................................................        6

                             SENIOR VICE PRESIDENTS

27.       Senior Vice Presidents..........................................................................        6

                                 VICE PRESIDENTS

28.       Vice Presidents.................................................................................        7

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                                    SECRETARY

29.       Secretary.......................................................................................        7

                                    TREASURER

30.       Treasurer.......................................................................................        7

                                 OTHER OFFICERS

31.       Other officers..................................................................................        7

                             EXECUTION OF DOCUMENTS

32.       Execution of documents..........................................................................        7

                          AUTHORITY TO VOTE SECURITIES

33.       Authority to vote securities....................................................................        7

                       DELEGATION OF AUTHORITY AND DUTIES

34.       Delegation of authority and duties of officers..................................................        8

                               STOCK CERTIFICATES

35.       Stock certificates..............................................................................        8

                               TRANSFERS OF STOCK

36.       Transfers of stock..............................................................................        8

                     LOST, STOLEN OR DESTROYED CERTIFICATES

37.       Lost, stolen or destroyed certificates..........................................................        8

                          TRANSFER AGENT AND REGISTRAR

38.       Transfer agent and registrar....................................................................        8

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                                  RECORD DATES

39.       Record dates....................................................................................        9

                             REGISTERED STOCKHOLDERS

40.       Right of corporation to recognize only record stockholders......................................        9

                               INSPECTION OF BOOKS

41.       Inspection of books.............................................................................        9

                                   FISCAL YEAR

42.       Fiscal year.....................................................................................        9

                                    DIVIDENDS

43.       Dividends.......................................................................................        9

                           DIRECTORS' ANNUAL STATEMENT

44.       Directors' annual statement.....................................................................       10

                                     NOTICES

45.       Notices.........................................................................................       10

                                   AMENDMENTS

48.       Amendments......................................................................................       12






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                                     BY-LAWS

                                       OF

                             OGLEBAY NORTON COMPANY
                    (formerly OGLEBAY NORTON HOLDING COMPANY)
                             A DELAWARE CORPORATION

                               As of March 5, 1999


                                     OFFICES

         1. The principal office shall be in the City of Wilmington, County of New Castle, State of Delaware, and the name of the resident agent in charge thereof is The Corporation Trust Company.

         The corporation shall also have an office in the City of Cleveland, Ohio, and it may also have such other offices at such other places, either within or without the State of Delaware, as the Board of Directors may from time to time designate or the business of the corporation may require.

         The books of the corporation, other than the duplicate stock ledger, which shall at all times be kept at the principal office of the corporation in Delaware, shall be kept at such one or more of the offices of the corporation or at such other place or places, either within or without the State of Delaware, as the directors may from time to time determine.

                                      SEAL

         2. The corporate seal shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Delaware." Said seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or reproduced or otherwise.

                             STOCKHOLDERS' MEETINGS

         3. The annual meeting of the stockholders shall be held in the office of the corporation in the City of Cleveland, Ohio. All other meetings of the stockholders may be held at such place within or without the State of Delaware as shall be designated in the call for such meeting.

         4. The annual meeting of the stockholders shall be held on the last Wednesday in April in each year at such time and place as shall be designated in the call for such meeting and


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at such meeting the stockholders shall elect, by ballot, a Board of Directors and transact such other business as may properly be brought before the meeting.

         5. The holders of a majority of the capital stock of the corporation present in person or represented by proxy shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation, or by these By-Laws; provided, however, that no action required by law, by the Certificate of Incorporation, or by these By-Laws to be authorized or taken by a designated proportion of the capital stock of the corporation may be authorized or taken by a lesser proportion; and provided, further, that, if a quorum shall not be present or represented at any meeting of the stockholders, the holders of a majority of the voting shares present or represented thereat shall have power to adjourn the meeting, from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present or represented. At such adjourned meeting, at which the requisite amount of voting stock shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         6. At each meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such stockholder, and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. On all matters, except the election of directors, each stockholder shall have one vote for each share of stock having voting power registered in his name on the books of the corporation. At all elections of directors, each stockholder shall be entitled to as many votes as shall equal the number of his shares of stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or any two or more of them, as he may see fit. In the event that no record date shall be fixed for the determination of stockholders entitled to vote at any election of directors, in accordance with the provisions of Section 39 of these By-Laws, no share of stock shall be voted at such election which shall have been transferred on the books of the corporation within twenty (20) days next preceding such election. The vote for directors and, on the demand of any stockholder, the vote upon any question before the meeting shall be by ballot. All elections shall be had and all questions decided by a plurality vote, except as otherwise required by law or by these By-Laws.

         7. Written notice of the annual meeting, stating the time, place and object thereof, shall be mailed to each stockholder entitled to vote thereat at such address as appears on the stock book of the corporation at least ten (10) days prior to the meeting.

         8. A complete list of the stockholders entitled to vote at the ensuing election of directors, arranged in alphabetical order and showing the address of each and the number of shares registered in the name of each, shall be prepared by the Secretary and open to the examination of any stockholder during ordinary business hours for a period of at least ten (10) days before every such election, either at a place within the city, town, or village where the


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election is to be held and which place shall be specified in the notice of the meeting, or, if not so specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

         9. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by law, may be called by the Chairman of the Board or by the President, and shall be called by the President or Secretary at the request, in writing, of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting.

         10. Business transacted at all special meetings shall be confined to the objects stated in the call.

         11. Written notice of any special meeting of the stockholders stating the time, place and object thereof, shall be mailed, postage prepaid, at least ten (10) days before such meeting, to each stockholder entitled to vote thereat, at such address as appears on the books of the corporation.

                                    DIRECTORS

         12. The property and business of this corporation shall be managed by its Board of Directors, consisting of such number of members, not less, however, than three, as the stockholders may determine at any annual or special meeting called for the purpose of electing directors at which a quorum is present, by the affirmative vote of a majority of the capital stock which is represented at the meeting and entitled to vote on such proposal. Unless so determined by the stockholders, the number shall be ten, of which three shall be directors of the class whose term expires in 1996 and every three years thereafter, four shall be directors of the class whose term expires in 1997 and every three years thereafter, and three shall be directors of the class whose term expires in 1998 and every three years thereafter. Whenever the stockholders shall have so determined the number, such number shall be deemed the authorized number of directors until the same shall be changed by vote of the stockholders as aforesaid or by amendment of these By-Laws. Directors need not be stockholders. They shall be elected at the annual meeting of the stockholders, and each director shall be elected to serve until his successor shall be elected and shall qualify.

         13. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by law, by the Certificate of Incorporation, or by these By-Laws directed or required to be exercised or done by the stockholders.

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                                    VACANCIES

         14. If the office of any director or directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining directors, though less than a quorum, shall choose a successor or successors who shall hold office until the next annual meeting of stockholders at which the class or classes of directors in which the vacancy or vacancies occur shall be elected and until a successor or successors shall have been duly elected and qualified, unless sooner displaced.

                              MEETINGS OF THE BOARD

         15. Regular meetings of the Board shall be held on the last Wednesday of January, April, July, September, October and December at such hour and place and upon such notice, if any, as the Board shall determine. In the event the last Wednesday is a holiday or for any reason is deemed by the Board to be inappropriate, then the meeting shall be held on such alternate date as may be determined by the Board.

         16. Special meetings of the Board may be called by the Chairman of the Board or by the President on one (1) day's notice to each director, either personally or by mail, telegram, or cablegram. Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two (2) directors.

         17. At all meetings of the Board, a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, by the Certificate of Incorporation, or by these By-Laws.

                            ACTION WITHOUT A MEETING

         18. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if, prior to such action, a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

                                   COMMITTEES

         19. The Board of Directors shall by resolution appoint an Executive Committee consisting of not less than four or more than eight directors of the corporation, as the Board shall determine, together with such alternates as the Board may deem advisable. The Executive Committee shall meet as called by either the Chairman of that Committee or the Secretary of the Company, at such place or places as they may from time to time determine. The Executive

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Committee shall have and may exercise all of the powers and authority of the
Board of Directors in the management of the business and affairs of the corporation permissible under Section 141(c)(2) of the Delaware General Corporation Law, as it may be amended from time to time, when the Board is not in session, subject to any specific resolutions of the Board of Directors. Unless otherwise ordered by the Board of Directors, the Executive Committee may prescribe its own rules for calling and holding meetings and for its own procedures and may act at a meeting by a majority of its members or without a meeting by written consent of all of its members. The Executive Committee shall cause the Secretary to keep full and complete records of all meetings and actions, which shall be open to inspection by any director. Each member of the Executive Committee and each alternate shall hold office during the pleasure of the Board of Directors.

         20. The Board of Directors may by resolution appoint one or more additional committees, each committee to consist of two or more directors of the corporation and to have such authority and to perform such duties as may from time to time be determined by the Board of Directors.

                 COMPENSATION OF DIRECTORS AND COMMITTEE MEMBERS

         21. Each member of the Board of this Company, with the exception of salaried officers or employees of the Company or its subsidiaries, shall be paid a quarterly retainer in an amount as determined from time to time by resolution adopted by the Board of Directors or its Compensation and Organization Committee for each quarter in which such director serves, payable in February, May, August and November, covering the quarter commencing with the month in which such payment is payable and, in addition, shall receive 200 shares of the common stock of the Company on the date upon which the Board of Directors holds its meeting next succeeding the annual meeting of the Company's stockholders. In addition, each member of the Board of Directors and each "honorary" member of the Board of Directors, with the exception of salaried officers or employees of the Company or its subsidiaries, shall receive for such member's attendance at each meeting of the Board of Directors a fee in an amount as determined from time to time by resolution adopted by the Board of Directors or its Compensation and Organization Committee, plus travel expenses incurred by such member in attending any meeting or in pursuance of any activity on behalf of the Company or its subsidiaries.

         22. Each member of the Executive Committee, the Compensation and Organization Committee, the Audit Committee and such other committee as may from time to time be appointed by the Board of Directors, with the exception of salaried officers or employees of the Company or its subsidiaries, shall receive for his attendance at each such committee meeting a fee in an amount as determined from time to time by resolution adopted by the Board of Directors or its Compensation and Organization Committee, plus travel expenses incurred by him in attending any meeting or in pursuance of any activity on behalf of the Company or its subsidiaries.

                                    OFFICERS

         23. The Board of Directors shall elect a Chairman of the Board, a President, one or more Vice Presidents, any one or more of whom may be designated Executive Vice Presidents and any one or more of whom may be designated Senior Vice Presidents, a Treasurer and a Secretary. The Board of Directors may elect such other officers as in its discretion it deems necessary. The Chairman of the Board, the Vice Chairman of the Board, and the President shall be directors, but no other one of the officers need be a director. Any two, but not more than two, of such offices may be held by the same person. The compensation of all of the officers of the corporation shall be fixed by the Board of Directors. Officers elected by the Board of Directors shall hold office until their successors are chosen and qualified in their stead. Any officer elected by the Board of Directors shall hold office during the pleasure of the Board. If the office of any officer or officers becomes vacant, the vacancy may be filled by the Board of Directors.

                              CHAIRMAN OF THE BOARD

         24. The Chairman of the Board shall preside at all meetings of the Board of Directors and shall have such other authority and perform such other duties as may be determined by the Board of Directors.

                           VICE CHAIRMAN OF THE BOARD

         24a. The Vice Chairman of the Board shall have such authority as may be determined by the Board of Directors and perform such duties as may be assigned to him by the Chairman of the Board.

                                    PRESIDENT

         25. The President shall preside at all meetings of the stockholders. Subject to directions of the Board of Directors, he shall have general executive authority and responsibility with respect to the business and affairs of the corporation, and shall have such other authority and perform such other duties as may be determined by the Board of Directors.

                            EXECUTIVE VICE PRESIDENTS

         26. The Executive Vice Presidents shall exercise all of the authority and perform all of the duties of the President in case of the absence or disability of the latter or when circumstances prevent the latter from acting, and shall have such other authority and perform such other duties as may be determined by the Board of Directors.


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                             SENIOR VICE PRESIDENTS

         27. The Senior Vice Presidents shall exercise all of the authority and perform all of the duties of the President in case of the absence or disability of both the President and the Executive Vice Presidents or when circumstances prevent both the President and the Executive Vice Presidents from acting, and shall have such other authority and perform such other duties as may be determined by the Board of Directors.

                                 VICE PRESIDENTS

         28. The Vice Presidents severally shall have such authority and perform such duties as may be determined by the Board of Directors or by the President.

                                    SECRETARY

         29. The Secretary shall record all of the proceedings of the meetings of the stockholders, the Board of Directors, and the Executive Committee. He shall keep such other books as may be required by the Board of Directors, shall give notices of meetings of the stockholders, the Board, and the Executive Committee required by law, by these By-Laws, or otherwise, shall attest, on behalf of the corporation, all documents requiring the attestation of the Secretary, and shall have such authority and perform such other duties as may be determined by the Board of Directors.

                                    TREASURER

         30. The Treasurer shall receive and have in charge all money, bills, notes, bonds, stocks in other corporations, and similar property belonging to the corporation, and shall hold and dispose of the same as may be ordered by the Board of Directors. He shall keep accurate financial accounts and hold the same open for the inspection and examination of the directors and shall have such authority and perform such other duties as may be determined by the Board of Directors.

                                 OTHER OFFICERS

         31. The Assistant Secretaries and the Assistant Treasurers, if any, and any other officers whom the Board of Directors may elect shall, respectively, have such authority and perform such duties as may be determined by the Board of Directors.

                             EXECUTION OF DOCUMENTS

         32. Except as otherwise provided in these By-Laws, or by resolutions of the Board, all documents evidencing conveyances by or contracts or other obligations of the corporation shall

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



be signed by the President, the Executive Vice President, a Senior Vice President, or a Vice President, and attested by the Secretary or an Assistant Secretary.

                          AUTHORITY TO VOTE SECURITIES

         33. The Chairman of the Board, the President, the Executive Vice President, and the Senior Vice Presidents are each authorized to vote, appoint proxies, and execute consents, waivers, and releases with respect to securities of other corporations owned by the corporation.

                       DELEGATION OF AUTHORITY AND DUTIES

         34. The Board of Directors is authorized to delegate the authority and duties of any officer to any other officer and generally to control the action of the officers and to require the performance of duties in addition to those mentioned in these By-Laws.

                               STOCK CERTIFICATES

         35. Every holder of stock in the corporation shall be entitled to one or more certificates, signed by the Chairman of the Board, the President, the Executive Vice President, or a Senior Vice President and by the Secretary, the Treasurer, an Assistant Secretary, or an Assistant Treasurer, certifying the number of shares owned by him in the corporation. When such a certificate is countersigned by an incorporated transfer agent or registrar, the signature of any of said officers of the corporation may be facsimile, engraved, stamped, or printed. Although any officer of the corporation whose manual or facsimile signature is affixed to such a certificate ceases to be such officer before the certificate is delivered, such certificate nevertheless shall be effective in all respects when delivered.

                               TRANSFERS OF STOCK

         36. Stock of the corporation shall be transferable upon the books of the corporation by the holders thereof, in person, or by a duly authorized attorney, and new certificates shall be issued upon surrender and cancellation of certificates for a like number of shares, with duly executed assignment or power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures to such assignment or power of transfer as the corporation or its agents may reasonably require.

                     LOST, STOLEN OR DESTROYED CERTIFICATES

         37. The corporation may issue a new stock certificate in the place of any certificate alleged to have been lost, stolen or destroyed. The Board of Directors may require the owner, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the issuance of such new certificate.


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A new certificate may be issued without requiring any bond when, in the judgment of the directors, it is proper to do so.

                          TRANSFER AGENT AND REGISTRAR

         38. The Board of Directors may, from time to time, appoint, or revoke the appointment of, transfer agents and registrars and may require all stock certificates to bear the signatures of such transfer agents and registrars or any of them.

                                  RECORD DATES

         39. The Board of Directors may fix in advance a date, not exceeding fifty (50) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

                             REGISTERED STOCKHOLDERS

         40. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.

                               INSPECTION OF BOOKS

         41. The directors shall determine, from time to time, whether and if allowed, when and under what conditions and regulations, the accounts and books of the corporation (except such as may by statute be specifically open to inspection), or any of them, shall be open to the inspection of the stockholders, and the stockholders' rights in this respect are and shall be restricted and limited accordingly.


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



                                   FISCAL YEAR

         42. The fiscal year shall begin on the first day of January in each year.

                                    DIVIDENDS

         43. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock.

         Before payment of any dividend, there may be set aside, out of any funds of the corporation available for dividends, such sum or sums as the directors, from time to time, in their absolute discretion, think proper, as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation; and the directors may abolish any such reserve in the manner in which it was created.

                           DIRECTORS' ANNUAL STATEMENT

         44. The Board of Directors shall present at each annual meeting, and when called for by vote of the stockholders, at any special meeting of the stockholders, a full and clear statement of the business and condition of the corporation.

                                     NOTICES

         45. Except as provided in Sections 46 and 47, whenever, under the provisions of these By-Laws, notice is required to be given to any director, officer or stockholder, it shall not be construed to mean personal notice, but such notice as may be given in writing by mail, by depositing the same in the post office or letter box in a postpaid, sealed wrapper, addressed to such stockholder, officer or director at such address as appears on the books of the corporation; and such notice shall be deemed to be given at the time when the same shall be thus mailed.

         Any stockholder, director or officer may waive any notice required to be given by law, by the Certificate of Incorporation or by these By-Laws and shall be deemed to have waived notice of any meeting which he shall attend without protesting, prior to or at the commencement of such meeting, the lack, of proper notice thereof.

         46. At any annual or special meeting of stockholders, proposals by stockholders shall be considered only if the stockholder intending to make the proposal is entitled to vote on the proposal at the meeting, advance notice of the intention to make the proposal is timely given in accordance with this
Section 46 and the proposal are otherwise proper for consideration under applicable law and the Certificate of Incorporation. Notice of any such stockholder proposal


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must be given in writing to the Secretary, and received at the corporation's principal executive offices, not less than sixty (60) nor more than ninety (90) days prior to the scheduled date of the meeting, as disclosed by the corporation to its stockholders or in other public notice (including, in the case of an annual meeting, disclosure in the proxy statement for the previous year); except that, if notice to the stockholders or prior public disclosure of the scheduled date of the meeting is first given or made less than seventy-five (75) days prior to the date of the meeting, the written notice of the intention to make the stockholder proposal must be given to the Secretary not later than the close of business on the fifteenth (15th) day following the day on which such notice to the stockholders or public disclosure (whichever occurs earlier) is first given or made. Notice of the anticipated date of the annual meeting included in the corporation's proxy statement for the prior year will, for this purpose, be adequate notice of the date of the meeting unless the date is subsequently advanced by more than 30 days or delayed by more than 90 days. Any notice of the intention to make a stockholder proposal shall be accompanied by the text of the proposal and a brief written statement of the reasons why the stockholder favors the proposal and shall set forth (i) the stockholder's name and record address,
(ii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to make the proposal, (iii) a description of all arrangements or understandings between the stockholder and any other person (naming that person) pursuant to which the proposal is to be made, and (iv) the number and class of all shares of stock of the corporation beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) by the stockholder and any material interest of the stockholder in the proposal (other than any interest solely as a stockholder). The person presiding at the meeting shall determine whether the notice of the stockholder proposal has been duly given and shall direct that the proposal not be considered if the notice (together with all information required to be submitted by the stockholder under this Section 46) has not been given.

         47. Subject to the rights of the holders of any class or series of preferred stock of the corporation, a stockholder may make nominations for the election of directors at an annual or special meeting of stockholders only if the stockholder intending to make the nominations is entitled to vote for the election of directors at the meeting and written notice of the intention to make the nominations is timely given as provided in this Section 47. Notice of any such stockholder nominations must be given in writing to the Secretary, and received at the corporation's principal executive offices, not less than sixty
(60) nor more than ninety (90) days prior to the scheduled date of the meeting, as disclosed by the corporation to its stockholders or in other public notice (including, in the case of an annual meeting, disclosure in the proxy statement for the previous year); except that, if notice to the stockholders or prior public disclosure of the scheduled date of the meeting is first given or made less than seventy-five (75) days prior to the date of the meeting, the written notice of the intention to make the nominations must be given to the Secretary not later than the close of business on the fifteenth (15th) day following the day on which such notice to the stockholders or public disclosure (whichever occurs earlier) is first given or made. Any notice of a stockholder's intention to make such nominations shall set forth: (i) as to each person who is not an incumbent director when the stockholder proposes to nominate that person for election as a director, (A) the name, age, and

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business and residence address of that person, (B) the principal occupation and employment of that person during the past five years and the name and principal business of any corporation or other organization in which such occupations and employment were carried on, (C) all positions of that person as a director, officer, partner, employee or controlling stockholder of any corporation or other organization, (D) the class and number of shares of stock of the corporation that are beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) by that person, (E) any other information regarding the person that would be required, pursuant to Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulations subsequently adopted by the Securities and Exchange Commission applicable to the corporation), to be included in a proxy statement of the corporation complying with the proxy rules of the Securities and Exchange Commission if that person were nominated by the board of directors of the corporation, and (F) the written consent of that person to serve as a director of the corporation, and (ii) as to the stockholder giving the notice,
(A) the name and record address of the stockholder, (B) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person specified in the notice, (C) a description of all arrangements or understandings between the stockholder and each nominee and any other person (naming that person) pursuant to which the nomination is to be made, and (D) the class and number of shares of stock of the corporation that are beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) by the stockholder.

                                   AMENDMENTS

         48. The By-Laws of the corporation may be amended, or new By-Laws may be adopted, by the Board of Directors by the affirmative vote of a majority of the directors present at any meeting of the Board at which there is a quorum present and acting; or they may be amended, or new By-Laws may be adopted, by the stockholders, at any regular or special meeting thereof, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, if notice of the proposed amendment be contained in the notice of the meeting, or without a meeting by the written consent of the holders of all of the issued and outstanding stock of the corporation. No amendment of these By-Laws with respect to the time or place for the election of directors shall be made within sixty (60) days next before the day on which such election is to be held. In case of any amendment of these By-Laws with respect to such time or place, notice thereof shall be given to each stockholder, in the manner provided in Section 45 of these By-Laws, at least twenty (20) days before the first election following such amendment is held. Any amendment of Section 46 or
Section 47 of these By-Laws adopted by stockholders at an annual or special meeting shall only be effective for subsequent meetings and shall not eliminate or modify the requirement for advance notice of stockholder proposals or stockholder nominations for the election of directors, as the case may be, made at the meeting at which the amendment is adopted.

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